FORM OF NOTE

   THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE LAW OR REGULATION OF ANY STATE AND IS NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN SECTION 4.3 OF THE PURCHASE AGREEMENT REFERRED TO HEREIN.

   THE NOTES REPRESENTED BY THIS INSTRUMENT AND THE OTHER SECURITIES WHICH MAY BECOME ISSUABLE UPON EXERCISE OF CERTAIN CONTINGENT RIGHTS HEREUNDER HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE ACT) PRIOR TO FEBRUARY 10, 1998, UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. THE CONTINGENT RIGHTS SET FORTH IN THIS INSTRUMENT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE ACT) UNLESS THE SECURITIES ISSUABLE UPON THE EXERCISE THEREOF ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                              METALCLAD CORPORATION
                            ZERO COUPON SECURED NOTE
                              Due December 31, 2002

   $______________                          Dated as of December 31, 1997
                                            New York, New York

   FOR VALUE RECEIVED, the undersigned, METALCLAD CORPORATION, a Delaware corporation (herein, together with any successor, referred to as the "Company"), hereby promises to pay to ________________________________or its registered assigns, the principal sum of $__________ on December 31, 2002 without interest, except in the event of the occurrence of an Event of Default. Upon the occurrence of an Event of Default (hereinafter defined), interest at the Default Rate shall be paid on the "Discounted Present Value" of this Note. As used herein "Discounted Present Value" shall be based on a simple interest rate of 9 1/3% per annum without compounding and shall be calculated in accordance with the following formula:
                                        n
                                      ----
                   PP + (46 2/3% PP x 1826)

   wherein PP equals the "Purchase Price" (hereinafter defined) of this Note, n equals the number of days elapsed from and including the date of issuance of this Note to and including (A) the date of payment pursuant to a demand by the Noteholder for redemption pursuant to the exercise by the Noteholder of its contingent right of redemption or (B) the date of




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   payment pursuant to the exercise by the Company of its contingent right of prepayment or (C) upon the occurrence of an Event of Default, as the case may be, and 1826 equals the total number of days from and including the date of issuance to and including the date of maturity of the Note (December 31, 1997 through and including December 31, 2002). Upon the occurrence of an Event of Default, the Discounted Present Value of this Note shall become immediately due and payable and shall bear interest at the Default Rate from the date of such occurrence until paid in full.

        The "Default Rate" shall be a per annum interest rate equal to the greater of (w) 15% or (x) the sum of 60/o plus the rate announced from time to time by Citibank, N.A. as its prime or stated rate for unsecured short-term U.S. dollar commercial loans within the United States (the "Prime Rate"), provided, however, that in no event shall the Default Rate exceed the maximum nonusurious per annum interest rate permitted by applicable law. As used herein, the term "Purchase Price" shall mean the principal amount of this Note multiplied times .68181819, and the term "Event of Default" shall have the meaning set forth in the "Purchase Agreement" hereinafter referred to.

        If any payment of Default interest due hereunder becomes due and payable on a day which is not a "Business Day" (as defined in the Purchase Agreement), the due date thereof shall be the next preceding day which is a Business Day, and the interest payable on such next preceding Business Day shall be the interest which would otherwise have been payable on the due date which was not a Business Day.

        Payments of principal and interest shall be made in lawful money of the United States of America at the principal office of the Company at Newport Beach, California, or at such other place as the Company shall have designated for such purpose to the holder hereof in writing, as provided in the Purchase Agreement referred to below, or to the address or account designated by the holder hereof for such purpose.

        This Note is one of a duly authorized issue of Zero Coupon Secured Notes in an aggregate principal amount of U.S. $2,200,000 maturing December 31, 2002 issued pursuant to a Purchase Agreement dated as of December 31, 1997 between the Company and the purchasers ("Purchasers" and, individually, a "Purchaser") named in the Purchase Agreement ("Purchase Agreement").

        This Note is subject to the provisions of, is entitled to the benefits of, and is subject to the rights of the Company and the obligations of the holder set forth in the Purchase Agreement which provide, inter alia that in the event that the "Market Price" (as defined in the Purchase Agreement) of the Common Stock of the Company ("Common Stock") shall equal or exceed U.S. $1.50 per share for not less than ten consecutive trading days (hereinafter sometimes referred to as the "Trigger Event"): (I) this Note shall automatically become convertible, and may thereafter be converted at the option of the holder hereof (subject to the rights of the Company under subdivision (iv) below and the last sentence of the succeeding paragraph hereof) without necessity of




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   further act (other than the receipt by the holder from the Company of notice that the "Trigger Event" has occurred, which notice the Company is obliged to give pursuant to the terms of the Purchase Agreement within ten calendar days after the occurrence of the "Trigger Event"), in whole or in part (in increments of not less than U.S. $50,000.00 of the Purchase Price of this Note) into the Common Stock ("Common Stock") of the Company at the conversion rate of 667 shares of Common Stock for each U.S. $1,000.00 of such Purchase Price subject to adjustment pursuant to the anti-dilution provisions set forth in the Purchase Agreement and referred to therein as the "OFW Rachet Clause" (said conversion rate as the same may be so adjusted being hereinafter sometimes referred to as the "Conversion Rate"), (ii) at such time, if ever, as this Note becomes convertible as hereinabove set forth, and if this Note is so converted, the right of the holder hereof to receive any and all interest ("Total Interest") in respect of this Note, whether accrued or to be accrued, which amount of interest from issuance through maturity is agreed to be equal to .318181 multiplied times the face amount of this Note so that if this Note becomes convertible following the occurrence of a "Trigger Event" and is converted, the right of the holder of this Note to receive Total Interest shall be canceled, (iii) the Company shall forthwith issue to the holder of this Note 1,000 Warrants "Warrants" as defined in the Purchase Agreement to purchase shares of the Common Stock of the Company at an exercise price of $1.50 per share for each $1,000 portion of the Purchase Price of this Note, pro rated for amounts of less than $1,000 (said exercise price as the same may be adjusted pursuant to the OFW Rachet Clause, being hereinafter sometimes referred to as the "Warrant Exercise Price"), said Warrants to expire at 5:00 p.m., California time, on December 31, 2002, and (iv) shall be converted upon (A) the occurrence of a "Trigger Event" and the receipt of notice thereof by the holder from the Company, and (B) notice that the Company has exercised its right to require the holder hereof to convert this Note into shares of the Company s Common Stock at the Conversion Rate upon receipt by the holder from the Company of not less than 5 nor more than 15 calendar days after the occurrence of an "MTLC Optional Conversion Event." As used herein, the term "MTLC Optional Conversion Event" shall mean the occurrence of any period during which the Market Price of the Common Stock equals or exceeds $3.00 per share for not less than 60 consecutive trading days, it being understood that the failure of the Company to give the holder, and the holder to receive, such notice of the occurrence of an MTLC Optional Conversion Event within such 15-day period shall cause the lapse of the Company s right to require such conversion in respect of such MTLC Optional Conversion Event without prejudice to the further exercise of such right upon the occurrence of another MTLC Optional Conversion Event prior to the maturity of this Note provided the Company gives, and the holder receives, such notice of the occurrence of such MTLC Conversion Event within 15 calendar days following the occurrence thereof.

        Notwithstanding the foregoing, the holder of this Note shall have the right, exercisable at any time on or after April 15, 1999, of requiring the Company to redeem this Note ("Mandatory Redemption") at a price equal to the Discounted Present Value hereof as at the date payment is made pursuant to such demand for redemption. In the event of such a demand for




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   redemption, payment shall be effected within 30 calendar days following the date of such demand and concurrently with such payment the Company will issue to the holder of this Note 1,000 Warrants for each $1,000.00 of the Purchase Price of the Notes being redeemed (provided such Warrants have not been previously issued to the Noteholder). Further, notwithstanding the foregoing, the Company shall have the right at any time after April 15, 1999 and prior to receipt by the Company of notice from any Noteholder of the exercise of any right of conversion it may then have to prepay all the Notes at their Discounted Present Value calculated to the date of such prepayment provided concurrently therewith the Company issues to the holders of the Notes, 1,000 Warrants for each $1,000.00 of the Purchase Price thereof (provided such Warrants have not been previously issued to the Noteholder)

        The Note is transferable only upon the terms and conditions specified in the Purchase Agreement.

        If an Event of Default, as defined in Section 7 of the Purchase Agreement, shall occur and be continuing, the Discounted Present Value of this Note may be declared immediately due and payable in the manner and with the effect provided in the Purchase Agreement and this Note.

        No reference herein to the Purchase Agreement and no provision hereof or thereof shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal hereof and interest hereon at the respective times and places specified herein and in the Purchase Agreement.

        This Note is delivered in and shall be construed and enforced in accordance with and governed by the laws of the State of New York (other than any conflict of laws rules which might result in the application of the laws of any other jurisdiction).

        Subject to the provisions of Section 4.3 of the Purchase Agreement, the Company may treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, and the Company shall not be affected by any notice to the contrary (except that the Company shall comply with the provisions of Section 4.3 of the Purchase Agreement regarding the issuance of a new Note or Notes to permitted transferees).

        IN WITNESS WHEREOF, Metalclad Corporation has caused this Note to be duly executed and delivered as of December 31, 1997.

                                      METALCLAD CORPORATION

                                      By:   /S/Grant s. Kesler
                                         ----------------------------------
                                          Grant S. Kesler, President
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